UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As previously reported, on July 9, 2012, Patriot Coal Corporation (the “Company”), as a stand-alone entity, and substantially all of its wholly-owned subsidiaries (together with the Company, the “Initial Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Petitions”) under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York. On December 19, 2012, the U.S. Bankruptcy Court for the Southern District of New York entered an order transferring the Chapter 11 cases to the U.S. Bankruptcy Court for the Eastern District of Missouri (the U.S. Bankruptcy Court for the Eastern District of Missouri and/or the U.S. Bankruptcy Court for the Southern District of New York, as applicable, the "Bankruptcy Court"). On September 23, 2013, Brody Mining, LLC and Patriot Ventures LLC, two additional wholly-owned subsidiaries of the Company (the "New Debtors", together with the Initial Debtors, the "Debtors"), filed Chapter 11 Petitions under the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Missouri. On September 27, 2013, the Bankruptcy Court approved the New Debtors' motions to jointly administer their Chapter 11 cases with the existing Chapter 11 cases of the Initial Debtors. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: Patriot Coal Corporation, et al. (Case No. 12-51502) (the "Bankruptcy Case"). Our joint ventures and certain of our other subsidiaries (collectively, the "Non-Debtor Subsidiaries") were not included in the Chapter 11 filings.
On November 22, 2013, the Debtors filed their monthly operating report for the period ended October 31, 2013 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.
The Monthly Operating Report has been prepared on a consolidated basis for the Debtors. The information furnished in the Monthly Operating Report primarily includes normal recurring adjustments but not all the adjustments that would typically be made for the quarterly and annual consolidated financial statements to be in accordance with U.S. generally accepted accounting principles (“GAAP”).
The Company is furnishing this Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FINANCIAL AND OPERATING DATA
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Company cannot predict what the ultimate value of any of its securities may be and whether holders of any such securities will receive any distribution in the Debtors' reorganization. In particular, in most cases under Chapter 11 of the Bankruptcy Code, holders of equity securities receive little or no recovery of value from their investment. The financial information contained herein is unaudited, limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Bankruptcy Court and is in a format intended to meet the requirements of the United States Trustee for the Eastern District of Missouri. The Monthly Operating Report does not include all of the information and footnotes required by GAAP. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's filings pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

FORWARD-LOOKING STATEMENTS
This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.    Description

99.1*	Monthly Operating Report for the period ended October 31, 2013, filed with the United States Bankruptcy Court for the Eastern District of Missouri.

* Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President & Chief Financial Officer

Dated: November 22, 2013

EXHIBIT INDEX

Exhibit No.    Description

99.1*	Monthly Operating Report for the period ended October 31, 2013, filed with the United States Bankruptcy Court for the Eastern District of Missouri.

* Furnished herewith